EMPLOYMENT AGREEMENT


      THIS AGREEMENT, made as of this 13th day of September, 1995, by and between SATTEL COMMUNICATIONS COMPANY, a general partnership (the "Company"), and DANIEL W. LATHAM (the "Executive").

                                R E C I T A L S

      WHEREAS, Executive is willing to be employed by Company upon the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, in order to set forth the terms and conditions of Executive's employment with Company and in consideration of the covenants and agreements of the parties herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Employment Services. Subject to the terms and upon the conditions hereinafter set forth, Company hereby employs Executive to serve in such position or positions as company's Executive Committee or similar controlling body (the "Committee") shall determine from time to time and to perform all duties incident thereto. Executive's title and duties may change from time to time as determined by the committee in its sole discretion. Executive shall perform all duties in a conscientious, reasonable and competent manner and shall devote his best efforts and his entire business time and attention to the performance of such duties. Executive accepts such employment and agrees to devote his full time and use his best efforts to perform his duties pursuant to this Agreement and to further the business of the Company. Executive shall not, without the prior written consent of Company, engage directly or indirectly in any other business or occupation during his employment under this Agreement.

      2.    Term and Termination.

      2.1 Term. Subject to Section 2.2 hereof, the employment of Executive under this Agreement will continue until the occurrence of the first of the following:

            (a)   December 31, 1996

            (b)   Executive's death; or

            (c) Executive's illness, physical or mental disability or other incapacity resulting in Executive's inability to effectively perform his duties under this Agreement for an aggregate of thirty (30) days during any period of six (6) consecutive months (unless otherwise provided by law).

      2.2 Termination. The employment of Executive under this Agreement may also be terminated at the option of the Committee upon the occurrence of any of the following:

            (a) Executive's conduct involving fraud or moral turpitude or Executive's dishonesty involving Company's business,

            (b) Executive's chronic absence from work other than by reason of illness or injury,

            (c)   conviction of any felony,

            (d) Executive's conviction of any misdemeanor which is substantially related to Executive's services hereunder,

            (e) Executive's continuing use of illegal drugs or other illegal substance (whether or not on the job) after receiving a written notice from the Company to halt such usage or Executive's conviction of a crime involving illegal drugs or other illegal substance,

            (f) Executive's continuing use of alcohol (whether or not on the job) after receiving a written notice from the Company to halt such usage or Executive's conviction of a crime involving alcohol, which impairs Executive's ability to perform Executive's duties under this Agreement or has an adverse effect (other than an insignificant effect) on the reputation of the Company or its relationship with any customer or supplier of the Company,

            (g) conduct either within or outside the scope of Executive's employment which has an adverse effect (other than an insignificant effect) on the reputation of the Company or its relationship with any customer or supplier of the Company,

            (h) Executive's making of any statement, publicly or privately, about the Company, any executive of the Company, any supplier or customer of the Company, which in the sole judgment of committee is detrimental to the Company,

            (i) a breach by Executive of his obligations under Sections 7, 8 or 9 hereof, or

            (j) a breach of any other provision of this Agreement by Executive.

            (k) Executive's unsatisfactory perfromance in the sole discretion of the committee.

      2.3   Effect of Termination.  Executive's obligations in
Section 6, 7, 8, 9 and 10 hereof shall survive the termination of

Executive's employment hereunder for any reason.

      3. Salary. As compensation for his services hereunder and in consideration of the covenants of Executive herein, Executive shall be entitled to a salary at a rate of One Hundred Seventy-Five Thousand Dollars ($175,000) per year or any proration thereof.
Such salary to be paid in equal semi-monthly installments or with such other frequency as Company shall elect (but not less frequently than semi-monthly) and shall be subject to withholding and other deductions by reason of federal or state law.

      4. Reimbursement For Expenses. Company agrees to reimburse Executive for all reasonable business expenses incurred by him in connection with the performance of his obligations under this Agreement, subject to established reimbursement policies of the Company in effect from time to time regarding expense reimbursement.

      5. Fringe Benefits. Executive shall be entitled to the following fringe benefits during the term of his employment under this Agreement.

      5.1 Vacation. Executive shall be allowed three (3) weeks of vacation per year, with full pay and without loss of any other compensation of benefits, during the term of this Agreement. Executive shall coordinate the schedule of his vacations with other executives and the personnel of Company and it partners and affiliates so as to avoid any adverse effects on the Company's operations.

      5.2 Bonuses. At the conclusion of each of the Company's calendar years covered by this contract, the Executive shall receive a bonus equal to 5% of the Company's pre-tax profits for said year not to exceed the amount of salary received in said calendar year. One-half of the bonuses, if any, due hereunder will be paid to the Executive quarterly with a year-to-date adjustment at the end of each quarter.

      5.3 Other Fringe Benefits. Executive may receive such other fringe benefits, if any, as the Committee may from time to time make available to Executive in the Committee's sole discretion.

      6. Definitions. As used in this Agreement, the following words have the meanings specified:

            (a) "Proprietary Ideas" means ideas, suggestions, inventions and work relating in any way to the business and activities of Company which may be subjects of protection under applicable laws, including common law, respecting patents, copyrights, tradesecrets, trademarks, service marks or other intellectual property rights.

            (b) "Invention" means inventions, designs, discoveries, improvements and ideas, whether or not patentable, including without limitation, upon the generality of the foregoing, novel or improved products, processes, machines, software, promotional and advertising materials, business data processing programs and systems, and other manufacturing and sales techniques, which either
(a) relate to (i) the business of Company as conducted from time to time or (ii) the Company's actual or demonstrably anticipated research or development, or (b) result from any work performed by Executive for Company.

            (c) "Confidential Information" means Proprietary Ideas and also information related to Company's business, whether or not in written or printed form, not generally known in the trade or industry of which Executive has or will become informed during the period of employment by Diana or Company, which may include but is not limited to product specifications, manufacturing procedures, methods, equipment, compositions, technology, formulas, trade secrets, know-how, research and development programs, sales methods, customer lists, mailing lists, customer usages and requirements, software and other confidential technical or business information and data; provided, however, that Confidential Information shall not include any information which is in the public domain by means other than disclosure by Executive.

            (d) As used in Paragraph 7, 8, 9 and 10 only, the term "Company" shall include all entities affiliated with the Company.

      7. Disclosure and Assignment of Inventions. Executive agrees to disclose to Company, and hereby assigns to Company all of Executive's rights in and, if requested to do so, provide a written description of, any Inventions conceived or reduced to practice at any time during Executive's employment by Company, either solely or jointly with others and whether or not developed on Executive's own time or with Company's resources. Executive agrees that Inventions first reduced to practice within one (1) year after termination of Executive's employment by Company shall be treated as if conceived during such employment unless Executive can establish specific events giving rise to the conception which Occurred after such employment. Further, Executive disclaims and will not assert any rights in Inventions as having been made, conceived or acquired prior to employment by Company except such as are specifically listed at the conclusion of this Agreement. Executive shall cooperate with Company and shall execute and deliver such documents and do such other acts and things as Company may request, at Company's expense, to obtain and maintain letters patent or registrations covering any Inventions and to vest in Company all rights therein free of all encumbrances and adverse claims.

      8. Confidential Information. Executive shall not disclose to Company or induce Company to use any secret or confidential information belonging to persons not affiliated with Company, including any former employer of Executive. In addition to all duties of loyalty imposed on Executive by law, Executive shall maintain Confidential Information in strict confidence and secrecy and shall not at any time, during or at any time after termination of employment with Company, directly or indirectly, use or disclose to others any Confidential Information, or use it for the benefit of any person or entity (including Executive) other than Company, without the prior written consent of any authorized officer of company (except for disclosures to persons acting on Company's behalf with a need to know such information). Executive shall carefully preserve any documents, records, tangible data relating to Inventions or Confidential Information coming into Executive's possession and shall deliver the same and any copies thereof to Company upon request and, in any event, upon termination of Executive's employment by Company.

      9.    Non-Competition.

            At all, times during Executive's employment by the Company (whether pursuant to this Agreement or otherwise) and for a period of twelve (12) months following the termination of such employment:

            (a) Executive will not, in any capacity whatsoever, in any state in the United States or in any other country, directly or indirectly, participate in or assist in, the ownership management, operation or control, or have any beneficial interest in, or provide employment, consulting or other services for, any corporation, partnership, association or other person or entity ("Competitive Business") which is engaged in the development, manufacture, marketing, distribution, service and/or sale of products incorporating technology by which fax, voice and data traffic can be transmitted by means of T1 and other similar transmission cables and which directly competes or is planning to directly compete with the Company's products or services (including products and services under development). If the business is multi-faceted, this restriction shall apply to only that part of the business which is competitive to Company.

            (b) In furtherance of the foregoing, but as an independent obligation of Executive, Executive agrees that he will not, during the 1-year period following termination of his employment with Company, be connected in any way with the solicitation of any then current or potential customers or suppliers of Company if such solicitation is likely to result in a loss of business for Company.

            (c) In furtherance of the foregoing, but as an independent obligation of the Executive, Executive agrees that he will not solicit for employment, employ or engage as a consultant any person who had been an employee of the Company at any time in the two year period prior to termination of employment with Company.

            (d) In the event the covenants set forth in this Section 9 are found to be unenforceable or invalid by reason of being overly broad, the parties hereto intend that such covenants shall be limited to such scope, geographic area and duration as shall make such covenants valid and enforceable.

      10. Enforcement of Section 7, 8 and 9. Recognizing that compliance with the provisions of Sections 7, 8 and 9 of this Agreement is necessary to protect the goodwill and other proprietary interests of Company, and that breach of Executive's agreements thereunder will result in irreparable and continuing damages to Company for which there will be no adequate remedy at law, Executive hereby agrees that in the event of any breach of such agreements, Company shall be entitled to injunctive relief and such other and further relief, including damages, as may be proper.

      11. Government Laws Regulations and Contracts. Executive agrees to comply, and to do all things necessary for Company to comply, with all federal, state, local and foreign laws and regulations which may be applicable to the business and operations of Company, and with any contractual obligations, including, without limitation, confidentiality obligations, which may be applicable to Company or Executive under any contracts between Company and its customers, suppliers or third parties.

      12.   Miscellaneous.

      12.1 Amendment and Modification. Company (by action of its Committee) and Executive may amend, modify and supplement this Agreement only in such manner as may be agreed upon by Company and Executive in writing.

      12.2 Entire Agreement. This instrument embodies the entire agreement between the parties hereto with respect to the employment relationship created hereby and supersedes and discharges any prior agreements pertaining to employment between Executive and the Company. There have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein relating to such employment relationship.

      12.3 Assignment. This Agreement shall not be assigned by Executive without the written consent of Company. Any attempted assignment without such written consent shall be null and void and without legal effect. This Agreement may be assigned by Company and any such assignment shall not terminate or modify this Agreement, except that the employing party to which Executive shall have been transferred shall, for the purposes of this Agreement, be construed as standing in the same place and stead as Company as of the date of the assignment.

      12.4 Binding. Subject to Section 12.2 hereof, this Agreement shall be binding upon and inure to the benefit of the respective parties hereto and their successors, assigns, heirs, executors, administrators and personal representatives. The parties hereto shall be entitled, at their option, to the remedy of specific performance to enforce any of the provisions of this Agreement.

      12.5 Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by binding arbitration in Las Vegas, Nevada administered by the American Arbitration Association under its Commercial
Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

      12.6 Agreement Severable; Waiver. This is a severable Agreement and in the event that any part of this Agreement shall be held to be unenforceable, all other parts of this Agreement shall remain valid and fully enforceable as if the unenforceable part or parts had not been included herein. No waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of a breach of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of a breach of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver of such breach unless otherwise expressly provided. No failure or delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

      12.7 Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

      If to Executive, to:          Daniel W. Latham
                                    9145 Deering Avenue
                                    Chatsworth, CA  91311

      If to Company, to:            Sattel Communications Company
                                    Attn:  George Weischadle
                                    9145 Deering Avenue
                                    Chatsworth, CA  91311

or to such other address as either party may have furnished to the other in writing in accordance herewith except that notices of a change of address shall be effective only upon receipt.

      EXECUTIVE ACKNOWLEDGES HAVING READ, EXECUTED AND RECEIVED A COPY OF THIS AGREEMENT, INCLUDING THE FOLLOWING NOTICE, AND AGREES THAT, WITH RESPECT TO THE SUBJECT MATTER HEREOF, IT CONSTITUTES EXECUTIVE'S ENTIRE AGREEMENT WITH COMPANY, SUPERSEDING ANY PREVIOUS ORAL OR WRITTEN COMMUNICATIONS, REPRESENTATIONS, UNDERSTANDINGS OR AGREEMENTS WITH DIANA, COMPANY OR ANY OF THEIR OFFICIALS OR REPRESENTATIVES.

      Notwithstanding anything to the contrary in Section 7 hereof, this Agreement does not apply to an Invention for which no equipment, supplies, facility, or trade secret information of the Company was used and which was developed entirely on Executive's own time, unless (a) the Invention relates (i) to the business of the Company as conducted from time to time or (ii) to the Company's actual or demonstrably anticipated research or development, or (b) the Invention results from any work performed by the Executive for the Company.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                    SATTEL COMMUNICATIONS COMPANY
                                    ("Company")

                                    By: /s/ James J. Fiedler


                                    /s/ Daniel W. Latham
                                    ("Executive")


(SEAL)




               List of Inventions Excepted From Section 7 Above:

                                     None